UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

 FORM 8-K

 CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): March 16,  2018

(Exact name of registrant as specified in its charter)

Commission file number:  1-33741

Delaware	38-3765318
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

P. O. Box 224866, Dallas, Texas 75222-4866	(214) 977-8222
(Address of principal executive offices, including zip code)	(Registrant’s telephone number, including area code)

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company      ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.☐

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 4.01.  Changes in Registrant’s Certifying Accountant.

On March 16, 2018, the Audit Committee of the Board of Directors (the “Audit Committee”) of A. H. Belo Corporation (the “Company”) approved the engagement of Grant Thornton LLP (“Grant Thornton”) as the Company’s new independent registered public accounting firm for the year ending December 31, 2018.  The change will be effective upon Grant Thornton’s completion of its standard client acceptance process and execution of an engagement letter.  In connection with the selection of Grant Thornton, the Audit Committee dismissed KPMG LLP (“KPMG”) as the Company’s independent registered public accounting firm on March 16, 2018.

During the years ended December 31, 2017 and 2016, and the subsequent interim period through March 16, 2018, there were no (1) disagreements (as defined in Item 304(a)(1)(iv) of Regulation S-K and related instructions) with KPMG on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreements, if not resolved to the satisfaction of KPMG, would have caused KPMG to make reference to the subject matter of the disagreement in their reports, or (2) reportable events (as defined in Item 304(a)(1)(v) of Regulation S-K), except that KPMG advised the Company of the following material weaknesses as of December 31, 2017: ineffective monitoring activities over the operation of a process-level reconciliation control to assess the existence and accuracy of the single copy sales returns; inadequate training of personnel to operate the process-level control over the accuracy of digital advertising revenue transactions; and ineffective risk assessment over the design of process-level controls over the integrity of tax-basis fixed asset balances transferred from one information system to another and the completeness, existence, and accuracy of Speakeasy revenue.

The audit reports of KPMG on the Company’s consolidated financial statements as of and for the years ended December 31, 2017 and 2016, did not contain any adverse opinion or disclaimer of opinion, nor were they qualified or modified as to uncertainty, audit scope or accounting principles.  The audit reports of KPMG on the effectiveness of internal control over financial reporting as of December 31, 2017 and 2016, did not contain any adverse opinion or disclaimer of opinion, nor were they qualified or modified as to uncertainty, audit scope, or accounting principles, except that KPMG’s report as of December 31, 2017, indicates that the Company did not maintain effective internal control over financial reporting as of December 31, 2017, because of the effect of material weaknesses on the achievement of the objectives of the control criteria and contains an explanatory paragraph that states that there were material weaknesses related to the ineffective monitoring activities over the operation of a process-level reconciliation control to assess the existence and accuracy of the single copy sales returns; inadequate training of personnel to operate the process-level control over the accuracy of digital advertising revenue transactions; and ineffective risk assessment over the design of process-level controls over the integrity of tax-basis fixed asset balances transferred from one information system to another and the completeness, existence, and accuracy of Speakeasy revenue.

The Audit Committee discussed the material weaknesses with KPMG.  The Company has authorized KPMG to respond fully to inquiries of Grant Thornton concerning the material weaknesses.

The Company has provided KPMG with a copy of the disclosures it is making in this Current Report on Form 8-K prior to its filing with the Securities and Exchange Commission (“SEC”), and has requested KPMG to furnish the Company with a letter addressed to the SEC stating whether or not it agrees with the statements made herein, and if not, stating the reasons for their disagreement.  A copy of KPMG’s letter dated March 16, 2018 is attached as Exhibit 16.1 to this Current Report on Form 8-K.

During the years ended December 31, 2017 and 2016, and the subsequent interim period through March 16, 2018, neither the Company nor anyone on its behalf has consulted Grant Thornton with respect to either (i) the application of accounting principles to a specified transaction, either completed or proposed, or the type of audit opinion that might be rendered on the Company’s consolidated financial statements or the effectiveness of internal control over financial reporting, where either a written report or oral advice was provided to the Company that Grant Thornton concluded was an important factor considered by the Company in reaching a decision as to any accounting, auditing or financial reporting issue; or (ii) any matter that was either the subject of a disagreement (as defined in Item 304(a)(1)(iv) of Regulation S-K and related instructions) or a reportable event (as defined in Item 304(a)(1)(v) of Regulation S-K).

Item 9.01.  Financial Statements and Exhibits.

(d)  Exhibits.

16.1 Letter from KPMG LLP to the Securities and Exchange Commission dated March 16, 2018

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date: March 16, 2018	A. H. BELO CORPORATION

	By:	/s/ Katy Murray
Katy Murray
Senior Vice President/Chief Financial Officer

EXHIBIT INDEX

Exhibit No. 16.1 Letter from KPMG LLP to the Securities and Exchange Commission dated March 16, 2018